Calculation of Filing Fee Tables
S-8
StubHub Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock reserved for issuance pursuant to the Registrant's Amended and Restated 2022 Omnibus Incentive Plan (the "2022 Plan")	Other	21,481,146	$ 9.33	$ 200,419,092.18	0.0001381	$ 27,677.88
2	Equity	Class A Common Stock reserved for issuance pursuant to the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP")	Other	3,460,706	$ 9.33	$ 32,288,386.98	0.0001381	$ 4,459.03
Total Offering Amounts:						$ 232,707,479.16		$ 32,136.91
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 32,136.91
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock"), that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Class A Common Stock; (b) represents an additional 21,481,146 shares of Class A common stock issuable under the 2022 Plan; and (c) estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Class A Common Stock reported by the New York Stock Exchange on February 27, 2026.

[2]	(a) See note 1(a); (b) represents an additional 3,460,706 shares of Class A common stock issuable under the ESPP; and (c) estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Class A Common Stock reported by the New York Stock Exchange on February 27, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A